UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2008

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ECOSPHERE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

 (Address of Principal Executive Office) (Zip Code)

(772) 287-4846

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 31, 2008, the Audit Committee of Ecosphere Technologies, Inc. (the “Company”) approved the restatement of the Consolidated Statement of Operations for the year ended December 31, 2007. The restatement consisted of changing the financial statement presentation of the Consolidated Statement of Operations by renaming the financial statement line “Revenues from sale of intellectual property, net” to “Gain from sale of intellectual property and related assets, net” and reclassifying the positioning of this line item from the “revenue” section to a new operating section entitled “Operating Gains and Other Operating Income” which is located between gross profit and operating expenses. Notes 1, 13 and 17 were revised to conform to the change. The effect of the restatement was to reduce revenues and gross profit for the year ended December 31, 2007 by $5,259,370 creating a gross loss of $138,295 and to increase Operating Gains and Other Operating Income by $5,259,370. There was no effect on the Company’s financial position at December 31, 2007 and no effect on the Company’s loss from operations, net loss, net loss applicable to common stock, net loss per share or cash flows for the year ended December 31, 2007 as a result of this reclassification of financial statement line items.

These revisions have been made in order to incorporate comments received from the Division of Corporation Finance of the Securities and Exchange Commission in connection with their review of the Form 10-KSB filed by the Company on April 15, 2008.

The Audit Committee discussed the matters referred to in this Report with a partner of the registered independent accounting firm, which firm subsequently issued a new audit opinion.

The Company will file a Form 10-KSB/A in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ ADRIAN GOLDFARB
Adrian Goldfarb Chief Financial Officer

Date:  October 31, 2008